                                                                     Exhibit 4.3


                              CERTIFICATE OF TRUST

                                       OF

                         BFD PREFERRED CAPITAL TRUST II


     THIS CERTIFICATE OF TRUST OF BFD PREFERRED CAPITAL TRUST II (the "Trust"), is being duly executed and filed by the undersigned trustees to form a business trust under the Delaware Business Trust Act (12 Del. C. ss. 3801 et seq.)
(the "Act").

          1. NAME. The name of the business trust formed hereby is BFD Preferred Capital Trust II.

          2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 N. Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Trust in accordance with Section 3811 of the Act.

                                     WILMINGTON TRUST COMPANY, not in its
                                     individual capacity but solely as Trustee



                                     By:    /s/ Donald G. MacKelcan
                                        --------------------------------------
                                        Name:  Donald G. MacKelcan
                                        Title:  Vice President


                                            /s/ John A. Simas
                                        --------------------------------------
                                        John A. Simas, not in his individual
                                        capacity but as Administrative Trustee